UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 3, 2012

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 3, 2012, EnteroMedics Inc. (the “Company”) issued a press release announcing that it has made the first commercial shipment of the Maestro® Rechargeable System to its distribution partner in Australia, Device Technologies Pty Ltd., and that it has signed an exclusive, multi-year agreement with Bader Sultan & Brothers Co. W.L.L. for commercialization and distribution of the Maestro ReChargeable System in the Gulf Coast Countries, including Saudi Arabia, Kuwait, Bahrain, Qatar and the United Arab Emirates. On April 3, 2012, the Company also issued a press release announcing 2.5-year diabetes, hypertension and weight loss data from the Company’s DM2 ENABLE Study. The Company will be hosting a conference call to discuss these developments on April 3, 2012 at 11:00 a.m. Eastern Standard Time. The conference call may be accessed by dialing (877) 280-7473 for domestic callers and (707) 287-9370 for international callers and providing passcode 66550044. A replay of the call will be available from April 3, 2012 at 1:00 p.m. Eastern Time through July 3, 2012 at 11:59 p.m. Eastern Time by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and providing passcode 66550044. Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 3, 2012, announcing first commercial shipment and Middle East distribution agreement.

99.2	Press Release dated April 3, 2012, announcing updated DM2 ENABLE Study results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea

Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: April 3, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 3, 2012, announcing first commercial shipment and Middle East distribution agreement.

99.2	Press Release dated April 3, 2012, announcing updated DM2 ENABLE Study results.